EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Skyworks Solutions, Inc.:

We consent to incorporation by reference in the registration statements of Alpha Industries, Inc. on Form S-8 (No. 033-63541, No. 033-63543, No. 333-71013, No. 333-71015, No. 333-38832, No. 333-48394, No. 333-63818 and No. 333-85024) and in the registration statements of Skyworks Solutions, Inc. on Form S-8 (No. 333-91524, No. 333-91758, No. 333-100312 and No. 333-100313) and Form S-3 (No. 333-99015, No. 333-92394, No. 333-102157, No. 333-102508, No. 333-103073 and No. 333-107846) of our report dated December 10, 2004, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. as of September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2004, and related financial statement schedule, which report appears in the October 1, 2004 annual report on Form 10-K of Skyworks Solutions, Inc.

/s/ KPMG LLP

KPMG LLP

Boston, Massachusetts
December 10, 2004